As filed with the Securities and Exchange Commission on December 17, 2002

       (S-4) Registration No. 333-101059/(S-1) Registration No. 333-101464
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------
                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
 (WITH RESPECT TO 6.52% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE DECEMBER 31,
                    2009 BEING ISSUED IN THE EXCHANGE OFFER)

                               -------------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
(WITH RESPECT TO THE ADDITIONAL 6.52% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE
                   DECEMBER 31, 2009 BEING OFFERED FOR CASH)

                               -------------------

                                 ALKERMES, INC.
             (Exact name of registrant as specified in its charter)

         Pennsylvania                             2834                           23-2472830
(State or other jurisdiction of       (Primary Standard Industrial            (I.R.S. Employer
incorporation or organization)         Classification Code Number)         Identification Number)

              88 Sidney Street, Cambridge, Massachusetts 02139-4136
                            Telephone: (617) 494-0171
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

            Richard F. Pops, Chief Executive Officer, Alkermes, Inc.
              88 Sidney Street, Cambridge, Massachusetts 02139-4234
                            Telephone: (617) 494-0171
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                                 -------------------------
                                                         Copies to:
        Morris Cheston, Jr., Esq.                    Abigail Arms, Esq.                 Mitchell S. Bloom, Esq.
 Ballard Spahr Andrews & Ingersoll, LLP             Shearman & Sterling             Testa, Hurwitz & Thibeault, LLP
     1735 Market Street, 51st Floor            801 Pennsylvania Avenue, N.W.                125 High Street
    Philadelphia, Pennsylvania 19103               Washington, D.C. 20004             Boston, Massachusetts 02110
        Telephone: (215) 665-8900                Telephone: (202) 508-8000             Telephone: (617) 248-7000
                                                 --------------------------

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC ACTING PURSUANT TO SECTION 8(A) MAY DETERMINE.

================================================================================

EXPLANATORY NOTE

This Amendment No. 2 to Alkermes, Inc.'s Registration Statement on Form S-4 and Amendment No. 1 to its Registration Statement on Form S-1 are being filed to include a copy of the prospectus supplement dated December 17, 2002.

The information in this prospectus supplement may change. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED DECEMBER 17, 2002

                                [ALKERMES LOGO]

PROSPECTUS SUPPLEMENT
(TO PRELIMINARY PROSPECTUS DATED NOVEMBER 26, 2002)

This prospectus supplement supplements our preliminary prospectus dated November 26, 2002 relating to our offer to exchange up to $115,000,000 of our 6.52% Convertible Senior Subordinated Notes due December 31, 2009 for up to an aggregate principal amount of $200,000,000 of our outstanding 3.75% Convertible Subordinated Notes due 2007 and our offer, to holders of existing notes who tender their existing notes in the exchange offer, to purchase for cash up to $50,000,000 of the new notes. This prospectus supplement should be read with the preliminary prospectus.

================================================================================

RECENT DEVELOPMENTS

On December 13, 2002, we and Eli Lilly and Company expanded our collaboration for the development of inhaled formulations of insulin based on our AIR(R) pulmonary drug delivery technology. These amendments to the collaboration follow the achievement of development milestones relating to clinical progress, and scale-up and manufacturing activities for our insulin dry powder aerosols and inhalers.

Pursuant to a Stock Purchase Agreement, dated December 13, 2002, Lilly agreed to purchase $30 million of our newly issued convertible preferred stock. We will fund the joint development program for inhaled insulin during calendar years 2003 and 2004. In addition, the royalty rate payable to us based on revenues of potential inhaled insulin products has been increased. Lilly has the right to exchange the preferred shares for a reduction in the royalty rate payable to us. The preferred stock is convertible into our common stock at market price at our option and upon filing of a new drug application with the U.S. Food and Drug Administration for a pulmonary insulin product. The collaboration cannot terminate without cause until January 2005. We will register for resale all shares of our common stock issued upon conversion of the preferred stock.


We entered into a license agreement with GlaxoSmithKline in May 2000 for the use of our AIR technology in the development of multiple product candidates for indications in four respiratory disease categories. Glaxo has not met all of its obligations to develop product candidates under two respiratory disease categories in a timely manner and, under the terms of the license agreement, those two respiratory disease categories automatically reverted to us on November 30, 2002. On December 16, 2002, Glaxo delivered to us notice that it intended to exercise its right to terminate the license agreement by providing us with 60 days' prior written notice, therefore the remaining two respiratory disease categories will revert to us on February 14, 2003.


                      WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the preliminary prospectus are part of a Registration Statement on Form S-1 and a Registration Statement on Form S-4 filed with the Securities and Exchange Commission. You may read and copy the Registration Statements, amendments to the Registration Statements and other documents we file with Securities and Exchange Commission at the Securities and Exchange Commission's public reference room located at 450 Fifth Street, N.W., Washington, DC 20549. You can request copies of these documents by writing to the Securities and Exchange Commission and paying a fee for the copying cost. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the operation of the public reference rooms. The Registration Statements and our other Securities and Exchange Commission filings are also available at the Securities and Exchange Commission's web site at "http://www.sec.gov". Upon written or oral request, we will provide without charge to each person, including any beneficial owner to whom this prospectus supplement is delivered, a copy of any or all of such documents which are filed with the Securities and Exchange Commission (other than exhibits to such documents). Written or oral requests for copies should be directed to Investor Relations, 88 Sidney Street, Cambridge, Massachusetts 02139 or (617) 494-0171.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the amounts of expenses attributed to the issuance of the securities offered pursuant to this registration statement which shall be borne by us. All of the expenses listed below, except the SEC registration fee and the NASD filing fee, represent estimates only.


         ESTIMATED
         ---------
         SEC registration fee....................................................        $ 23,161
         NASD filing fee.........................................................          26,175
         Exchange agent fees.....................................................           3,750
         Information agent fees..................................................          10,000
         Printing expenses.......................................................          35,000
         Accounting fees and expenses............................................         212,500
         "Blue Sky" fees and expenses (including legal fees).....................           2,000
         Legal fees and expenses.................................................         200,000
         Miscellaneous fees and expenses.........................................           7,414
                                                                                         --------
                   Total.........................................................        $520,000
                                                                                         ========


ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS


Sections 1741 through 1750 of the Pennsylvania Business Corporation Law of 1988, as amended, permits, and in some cases requires, the indemnification of officers, directors and employees of the Registrant. Section 5.1 of the Registrant's By-Laws provides that the Registrant shall indemnify any director or officer of the Registrant against expenses (including legal fees), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by him or her, to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against him or her, including actions or suits by or in the right of the Registrant, by reason of the fact that he or she is or was a director or officer of the Registrant or any of its subsidiaries or acted as a director or officer or in any other capacity on behalf of the Registrant or any of its subsidiaries or is or was serving at the request of the Registrant as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.



Section 5.2 of the Registrant's By-Laws provides that the Registrant will pay the expenses (including attorneys' fees and disbursements) actually and reasonably incurred in defending a proceeding on behalf of any officer or director entitled to indemnification in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such officer or director is not entitled to be indemnified by the Registrant as authorized. The financial ability of such officer or director to make such repayment shall not be prerequisite to the making of an advance.


ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   Exhibit Number       Description
   --------------       -----------
        1.1             Form of Dealer Manager Agreement.*

        1.2             Form of Placement Agreement.*

   Exhibit Number       Description
   --------------       -----------
         3.1            Third Amended and Restated Articles of Incorporation as
                        filed with the Pennsylvania Secretary of State on June
                        7, 2001 (Incorporated by reference to Exhibit 3.1 to the
                        Registrant's Report on Form 10-K for the fiscal year
                        ended March 31, 2001).

         3.1(a)         Amendment to Third Amended and Restated Articles of
                        Incorporation as filed with the Pennsylvania Secretary of State on December 16, 2002 (2002 Preferred Stock
                        Terms) (Incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on
                        December 16, 2002).

         3.2 Amended and Restated By-Laws of Alkermes, Inc., effective as of February 11, 2001 (Incorporated by reference to Exhibit 3.2 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 2001).

         4.1            Form of Indenture between Registrant and State Street
                        Bank and Trust Company, as trustee, relating to the Registrant's 6.52% Convertible Senior Subordinated Notes due December 31, 2009.*

         4.2            Form of 6.52% Convertible Senior Subordinated Note due
                        December 31, 2009 (Included as Exhibit A to Exhibit
                        4.1).*

         4.3            Specimen of Common Stock Certificate of Alkermes, Inc.
                        (Incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 33-40250)).

         4.4            Indenture, dated February 18, 2000, between the
                        Registrant and State Street Bank and Trust Company
                        (relating to the existing notes) (Incorporated by reference to Exhibit 4.6 to the Registrant's
                        Registration Statement on Form S-3 (Registration No.
                        333-31354)).

         5.1            Opinion of Ballard Spahr Andrews & Ingersoll, LLP.*

        10.1            Amended and Restated 1989 Non-Qualified Stock Option
                        Plan, as amended (Incorporated by reference to Exhibit
                        4.2(c) to the Registrant's Registration Statement on
                        Form S-8 (File No. 33-44752)).

        10.2 Amended and Restated 1990 Omnibus Stock Option Plan, as amended (Incorporated by reference to Exhibit 10.2 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1998).

        10.3 1991 Restricted Common Stock Award Plan (Incorporated by reference to Exhibit 4.2(a) to the Registrant's
                        Registration Statement on Form S-8 (File No. 33-58330)).

        10.4 1992 Non-Qualified Stock Option Plan (Incorporated by reference to Exhibit 10.26 to the Registrant's
                        Registration Statement on Form S-4, as amended (File No.
                        33-54932)).

        10.5            Stock Option Plan for Non-Employee Directors
                        (Incorporated by reference to Exhibit 10.5 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1996).

        10.6 Alkermes, Inc. 1998 Equity Incentive Plan (Incorporated by reference to Exhibit 10.6 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1999).

   Exhibit Number       Description
   --------------       -----------
        10.7            1999 Stock Option Plan, as amended (Incorporated by
                        reference to Exhibit 10.1 to the Registrant's Report on
                        Form 10-Q for the quarter ended September 30, 2002).

        10.8 2002 Restricted Stock Award Plan (Incorporated by reference to Exhibit 10.2 to the Registrant's Report on Form 10-Q for the quarter ended September 30, 2002).

        10.9            Lease, dated as of October 26, 2000, between FC88
                        Sidney, Inc. and Alkermes, Inc. (Incorporated by reference to Exhibit 10.3 to the Registrant's Report on Form 10-Q for the quarter ended December 31, 2000).

        10.10           Lease, dated as of October 26, 2000, between Forest City
                        64 Sidney Street, Inc. and Alkermes, Inc. (Incorporated by reference to Exhibit 10.4 to the Registrant's Report on Form 10-Q for the quarter ended December 31, 2000).

        10.11           Lease, dated July 26, 1993, between the Massachusetts
                        Institute of Technology and Alkermes, Inc. (Incorporated by reference to Exhibit 10.8 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1997).

        10.11(a) First Amendment of Lease, dated June 9, 1997, between the Massachusetts Institute of Technology and Alkermes,
                        Inc. (Incorporated by reference to Exhibit 10.8(a) to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1997).

        10.12           Product Development Agreement, dated as of March 6,
                        1992, between Alkermes Clinical Partners, L.P. and the
                        Registrant (Incorporated by reference to Exhibit 10.21 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1992).

        10.13 Purchase Agreement, dated as of March 6, 1992, by and among the Registrant and each of the Limited Partners, from time to time, of the Partnership (Incorporated by reference to Exhibit 10.22 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1992).

        10.14           Alkermes Clinical Partners, L.P. Agreement of Limited
                        Partnership, dated as of February 7, 1992 (Incorporated by reference to Exhibit 10.23 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1992).

        10.14(a)        Amendment No. 1 to Alkermes Clinical Partners, L.P.
                        Agreement of Limited Partnership, dated as of September
                        29, 1992 (Incorporated by reference to Exhibit 10.22(a) to the Registrant's Registration Statement on Form S-4, as amended (File No. 33-54932)).

        10.14(b)        Amendment No. 2 to Alkermes Clinical Partners, L.P.
                        Agreement of Limited Partnership, dated as of March 30,
                        1993 (Incorporated by reference to Exhibit 10.22(b) to the Registrant's Registration Statement on Form S-3, as amended (File No. 33-64964)).

        10.15 Class A Note of Alkermes Development Corporation II, dated April 10, 1992, to PaineWebber Development
                        Corporation in the amount of $100.00 (Incorporated by reference to Exhibit 10.24 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1992).

        10.16 License Agreement, dated as of April 14, 1999, by and between Genentech, Inc. and Alkermes Controlled
                        Therapeutics, Inc. (Incorporated by reference to Exhibit
                        10.18 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1999).**

   Exhibit Number       Description
   --------------       -----------
        10.17           Manufacture and Supply Agreement, entered into April 5,
                        2001, by and between Alkermes, Inc. and Genentech, Inc.
                        (Incorporated by reference to Exhibit 10.16 to the
                        Registrant's Report on Form 10-K for the fiscal year
                        ended March 31, 2001).****

        10.18 License Agreement, dated as of February 13, 1996, between Medisorb Technologies International L.P. and
                        Janssen Pharmaceutica International (United States)
                        (assigned to Alkermes Controlled Therapeutics Inc. II in
                        March 1996) (Incorporated by reference to Exhibit 10.19 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1996).***

        10.19 License Agreement, dated as of February 21, 1996, between Medisorb Technologies International L.P. and
                        Janssen Pharmaceutica International (worldwide except the United States) (assigned to Alkermes Controlled
                        Therapeutics Inc. II in March 1996) (Incorporated by reference to Exhibit 10.20 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1996).***

        10.20           Manufacturing and Supply Agreement, dated August 6,
                        1997, by and among Alkermes Controlled Therapeutics Inc.
                        II, Janssen Pharmaceutica International and Janssen
                        Pharmaceutica Inc. (Incorporated by reference to Exhibit
                        10.19 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 2002).+

        10.20(a)        Letter Agreement and Exhibits to Manufacturing and
                        Supply Agreement, dated February 1, 2002, by and among
                        Alkermes Controlled Therapeutics Inc. II, Janssen
                        Pharmaceutica International and Janssen Pharmaceutica
                        Inc. (Incorporated by reference to Exhibit 10.19(a) to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 2002).+

        10.20(b)        Addendum to Manufacturing and Supply Agreement, dated
                        August 2001, by and among Alkermes Controlled
                        Therapeutics Inc. II, Janssen Pharmaceutica
                        International and Janssen Pharmaceutica Inc.
                        (Incorporated by reference to Exhibit 10.19(b) to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 2002).+

        10.21 Patent License Agreement, dated as of August 11, 1997, between Massachusetts Institute of Technology and Advanced Inhalation Research, Inc., as amended
                        (Incorporated by reference to Exhibit 10.25 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1999).**

        10.22           Letter Agreement, dated September 27, 1996, by and among
                        Fleet National Bank, Alkermes Controlled Therapeutics,
                        Inc., Alkermes Controlled Therapeutic Inc. II and the
                        Registrant (Incorporated by reference to Exhibit 10.3 to the Registrant's Report on Form 10-Q for the quarter ended September 30, 1996).

        10.23(a) Second Loan Supplement and Modification Agreement, dated as of March 19, 1998, by and among Fleet National Bank,
                        Alkermes Controlled Therapeutics, Inc., Alkermes
                        Controlled Therapeutics Inc. II and the Registrant
                        (Incorporated by reference to Exhibit 10.29(b) to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1998).

        10.23(b) Third Loan Supplement and Modification Agreement, dated as of September 24, 1998, by and among Fleet National
                        Bank, Alkermes Controlled Therapeutics, Inc., Alkermes
                        Controlled Therapeutics Inc. II and the Registrant
                        (Incorporated by reference to Exhibit 10.1 to the Registrant's Report on Form 10-Q for the quarter ended
                        September 30, 1998).

   Exhibit Number       Description
   --------------       -----------
        10.24           Security Agreement, dated as of September 27, 1996, from
                        the Registrant, Alkermes Controlled Therapeutics, Inc.
                        and Alkermes Controlled Therapeutic Inc. II to Fleet
                        National Bank (Incorporated by reference to Exhibit 10.4
                        to the Registrant's Report on Form 10-Q for the quarter
                        ended September 30, 1996).

        10.25 Pledge Agreement, dated as of September 27, 1996, from the Registrant to Fleet National Bank (Incorporated by reference to Exhibit 10.5 to the Registrant's Report on Form 10-Q for the quarter ended September 30, 1996).

        10.26           Mortgage and Security Agreement, dated as of September
                        27, 1996, from Alkermes Controlled Therapeutics Inc. II to Fleet National Bank (Incorporated by reference to Exhibit 10.6 to the Registrant's Report on Form 10-Q for the quarter ended September 30, 1996).

        10.27           Environmental Indemnity Agreement, dated as of September
                        27, 1996, from the Registrant and Alkermes Controlled
                        Therapeutics Inc. II to Fleet National Bank
                        (Incorporated by reference to Exhibit 10.7 to the Registrant's Report on Form 10-Q for the quarter ended
                        September 30, 1996).

        10.28           Promissory Note, dated March 19, 1998, from the
                        Registrant, Alkermes Controlled Therapeutics, Inc. and
                        Alkermes Controlled Therapeutics Inc. II to Fleet
                        National Bank (Incorporated by reference to Exhibit
                        10.38 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1998).

        10.29           Promissory Note, dated September 24, 1998, from the
                        Registrant, Alkermes Controlled Therapeutics, Inc. and
                        Alkermes Controlled Therapeutics Inc. II to Fleet
                        National Bank ($11,000,000) (Incorporated by reference to Exhibit 10.2 to the Registrant's Report on Form 10-Q for the quarter ended September 30, 1998).

        10.30           Promissory Note, dated September 24, 1998, from the
                        Registrant, Alkermes Controlled Therapeutics, Inc. and
                        Alkermes Controlled Therapeutics Inc. II to Fleet
                        National Bank ($9,000,000) (Incorporated by reference to
                        Exhibit 10.3 to the Registrant's Report on Form 10-Q for the quarter ended September 30, 1998).

        10.31           Employment Agreement, entered into as of February 7,
                        1991, between Richard F. Pops and the Registrant
                        (Incorporated by reference to Exhibit 10.12 to the Registrant's Registration Statement on Form S-1, as amended (File No. 33-40250)).

        10.32           Change in Control Employment Agreement, dated as of
                        December 19, 2000, between Alkermes, Inc. and Richard F.
                        Pops (Incorporated by reference to Exhibit 10.1 to the Registrant's Report on Form 10-Q for the quarter ended
                        December 31, 2000).

        10.33           Change in Control Employment Agreement, dated as of
                        December 19, 2000, between Alkermes, Inc. and each of
                        Raymond T. Bartus, J. Duncan Higgons, James L. Wright,
                        James M. Frates and Michael J. Landine and dated as of
                        June 27, 2001, between Alkermes, Inc. and David A.
                        Broecker (Form of agreement incorporated by reference to Exhibit 10.2 to Registrant's Report on Form 10-Q for the quarter ended December 31, 2000).

        10.34 Employment Agreement, dated December 22, 2000 by and between David A. Broecker and the Registrant
                        (Incorporated by reference to Exhibit 10.32 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 2001).

   Exhibit Number       Description
   --------------       -----------
        10.35           Stock Purchase Agreement, dated December 13, 2002,
                        between Alkermes, Inc. and Eli Lilly and Company
                        (Incorporated by reference to Exhibit 4.2 to the
                        Registrant's Current Report on Form 8-K filed on
                        December 16, 2002).

        12.1 Statement regarding computation of ratio of earnings to fixed charges.*

        21.1            Subsidiaries of Alkermes, Inc.*

        23.1            Consent of Ballard Spahr Andrews & Ingersoll, LLP
                        (included in Exhibit 5.1).*

        23.2            Consent of Deloitte & Touche LLP.

        24.1            Power of Attorney.*

        25.1            Form T-1 Statement of Eligibility under the Trust
                        Indenture Act of 1939, as amended, of State Street Bank and Trust Company.*

        99.1            Form of Letter of Transmittal.*

        99.2            Form of Notice of Guaranteed Delivery.*

        99.3            Form of Letter to Brokers, Dealers, Commercial Banks,
                        Trust Companies and Other Nominees.*

        99.4            Form of Letter to Clients.*

        99.5            Guidelines for Certification of Taxpayer Identification
                        Number on Substitute Form W-9.*

----------
*     Previously filed.

** Confidential status has been granted for certain portions thereof pursuant to a Commission Order granted August 19, 1999. Such provisions have been filed separately with the Commission.

*** Confidential status has been granted for certain portions thereof pursuant to a Commission Order granted September 3, 1996. Such provisions have been filed separately with the Commission.

**** Confidential status has been granted for certain portions thereof pursuant to a Commission Order granted September 27, 2001. Such provisions have been filed separately with the Commission.

+ Confidential status has been granted for certain portions thereof pursuant to a Commission Order granted September 16, 2002. Such provisions have been filed separately with the Commission.

ITEM 22.   UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                     RECENT SALES OF UNREGISTERED SECURITIES

3 3/4% Convertible Subordinated Notes due 2007

In February 2000, we issued and sold $200 million aggregate principal amount of our existing notes to Robertson Stephens, Adams, Harkness & Hill, Inc., ING Barings, J.P. Morgan & Co., PaineWebber Incorporated, SG Cowen and U.S. Bancorp Piper Jaffray (the "Existing Notes Initial Purchasers"). The underwriting commissions and discounts totaled $6.0 million. The existing notes were issued and sold in transactions exempt from the registration requirements of the Securities Act, to persons reasonably believed by the Existing Notes Initial Purchasers to be "qualified institutional buyers" ("QIBs") as defined in Rule 144A under the Securities Act or institutional accredited investors or sophisticated investors. For more information on the existing notes see "Description of Existing Notes" in Part I of this Registration Statement.

Conversion of Convertible Promissory Note

In October 2001, we converted approximately $7.5 million of principal and interest that was due under a promissory note payable to Schering Corporation ("Schering"), into 328,645 shares of our common stock in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act. We reasonably believed Schering was an accredited investor based on representations made to us by Schering and by our review of Schering's filings with the SEC under the Exchange Act.

Private Placement to Collaborative Partner

In August 2000, in connection with the execution of the license agreement with GlaxoSmithKline ("Glaxo"), we issued and sold 160,030 shares of our common stock to an affiliate of Glaxo for an aggregate purchase price of $5.0 million, in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act. We reasonably believed Glaxo was an accredited investor, based on representations made to us by Glaxo and by our review of Glaxo's filings with the SEC under the Exchange Act.


Private Placement of Convertible Preferred Stock

In December 2002, pursuant to a Stock Purchase Agreement, we issued and sold to Eli Lilly and Company ("Lilly") 3,000 shares of our newly issued convertible preferred stock for an aggregate purchase price of $30 million, in a transaction exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) of the Securities Act. The preferred stock is convertible into our common stock at market price at our option and in certain circumstances. We reasonably believed Lilly was an accredited investor based on representations made to us by Lilly and by our review of Lilly's filings with the SEC under the Exchange Act.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to its Registration Statement on Form S-4 and Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on December 17, 2002.

                                     ALKERMES, INC.


                                     By:     /s/ Richard F. Pops
                                        ----------------------------------------
                                        Richard F. Pops, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registrant's Registration Statement on Form S-4 and Amendment No. 1 to Registration Statement on Form S-1 have been signed by the following persons in the capacities and on the date indicated.

Signature                                       Title                                  Date
---------                                       -----                                  ----
                 *                              Director and Chairman of the Board     December 17, 2002
------------------------------------
         Michael A. Wall


  /s/ Richard F. Pops                           Director and Chief Executive Officer   December 17, 2002
------------------------------------            (Principal Executive Officer)
         Richard F. Pops


  /s/ James M. Frates                           Vice President, Chief Financial
------------------------------------            Officer and Treasurer (Principal
         James M. Frates                        Financial Officer and Principal        December 17, 2002
                                                Accounting Officer)



                 *                              Director                               December 17, 2002
------------------------------------
         Floyd E. Bloom


                 *                              Director                               December 17, 2002
------------------------------------
         Robert A. Breyer


                 *                              Director                               December 17, 2002
------------------------------------
         John K. Clarke


                 *                              Director                               December 17, 2002
------------------------------------
         Alexander Rich


                 *                              Director                               December 17, 2002
------------------------------------
         Paul Schimmel


*By:  /s/ James M. Frates
      ------------------------------
          James M. Frates,
                   Attorney in Fact

                                  EXHIBIT INDEX


   Exhibit Number          Description
   --------------          -----------
          1.1              Form of Dealer Manager Agreement.*

          1.2              Form of Placement Agreement.*

          3.1              Third Amended and Restated Articles of Incorporation as filed with the Pennsylvania
                           Secretary of State on June 7, 2001 (Incorporated by reference to Exhibit 3.1 to the
                           Registrant's Report on Form 10-K for the fiscal year ended March 31, 2001).

          3.1(a)           Amendment to Third Amended and Restated Articles of Incorporation as filed with the
                           Pennsylvania Secretary of State on December 16, 2002 (2002 Preferred Stock Terms)
                           (Incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on
                           Form 8-K filed on December 16, 2002).

          3.2              Amended and Restated By-Laws of Alkermes, Inc., effective as of February 11, 2001
                           (Incorporated by reference to Exhibit 3.2 to the Registrant's Report on Form 10-K
                           for the fiscal year ended March 31, 2001).

          4.1              Form of Indenture between Registrant and State Street Bank and Trust Company, as
                           trustee, relating to the Registrant's 6.52% Convertible Senior Subordinated Notes
                           due December 31, 2009.*

          4.2              Form of 6.52% Convertible Senior Subordinated Note due December 31, 2009 (Included
                           as Exhibit A to Exhibit 4.1).*

          4.3              Specimen of Common Stock Certificate of Alkermes, Inc. (Incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-1, as amended
                           (Registration No. 33-40250)).

          4.4              Indenture, dated February 18, 2000, between the Registrant and State Street Bank and Trust Company (relating to the existing notes) (Incorporated by reference to
                           Exhibit 4.6 to the Registrant's Registration Statement on Form S-3 (Registration
                           No. 333-31354)).

          5.1              Opinion of Ballard Spahr Andrews & Ingersoll, LLP.*

         10.1              Amended and Restated 1989 Non-Qualified Stock Option Plan, as amended (Incorporated by reference to Exhibit 4.2(c) to the Registrant's Registration Statement on Form
                           S-8 (File No. 33-44752)).

         10.2              Amended and Restated 1990 Omnibus Stock Option Plan, as amended (Incorporated by reference to Exhibit 10.2 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1998).

         10.3              1991 Restricted Common Stock Award Plan (Incorporated by reference to Exhibit
                           4.2(a) to the Registrant's Registration Statement on Form S-8 (File No. 33-58330)).

         10.4              1992 Non-Qualified Stock Option Plan (Incorporated by reference to Exhibit 10.26 to the Registrant's Registration Statement on Form S-4, as amended (File No.
                           33-54932)).

         10.5              Stock Option Plan for Non-Employee Directors (Incorporated by reference to Exhibit
                           10.5 to the Registrant's Report on Form 10-K for the fiscal year ended March 31,
                           1996).

         10.6              Alkermes, Inc. 1998 Equity Incentive Plan (Incorporated by reference to Exhibit
                           10.6 to the Registrant's Report on Form 10-K for the fiscal year ended March 31,
                           1999).

         10.7              1999 Stock Option Plan, as amended (Incorporated by reference to Exhibit 10.1 to the Registrant's Report on Form 10-Q for the quarter ended September 30, 2002).

         10.8              2002 Restricted Stock Award Plan (Incorporated by reference to Exhibit 10.2 to the
                           Registrant's Report on Form 10-Q for the quarter ended September 30, 2002).

         10.9              Lease, dated as of October 26, 2000, between FC88 Sidney, Inc. and Alkermes, Inc.
                           (Incorporated by reference to Exhibit 10.3 to the Registrant's Report on Form 10-Q
                           for the quarter ended December 31, 2000).

         10.10             Lease, dated as of October 26, 2000, between Forest City 64 Sidney Street, Inc. and
                           Alkermes, Inc. (Incorporated by reference to Exhibit 10.4 to the Registrant's
                           Report on Form 10-Q for the quarter ended December 31, 2000).

         10.11             Lease, dated July 26, 1993, between the Massachusetts Institute of Technology and
                           Alkermes, Inc. (Incorporated by reference to Exhibit 10.8 to the Registrant's
                           Report on Form 10-K for the fiscal year ended March 31, 1997).

         10.11(a)          First Amendment of Lease, dated June 9, 1997, between the Massachusetts Institute of Technology and Alkermes, Inc. (Incorporated by reference to Exhibit 10.8(a) to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1997).

         10.12             Product Development Agreement, dated as of March 6, 1992, between Alkermes Clinical
                           Partners, L.P. and the Registrant (Incorporated by reference to Exhibit 10.21 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1992).

         10.13             Purchase Agreement, dated as of March 6, 1992, by and among the Registrant and each of the Limited Partners, from time to time, of the Partnership (Incorporated by reference to Exhibit 10.22 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1992).

         10.14             Alkermes Clinical Partners, L.P. Agreement of Limited Partnership, dated as of
                           February 7, 1992 (Incorporated by reference to Exhibit 10.23 to the Registrant's
                           Report on Form 10-K for the fiscal year ended March 31, 1992).

         10.14(a)          Amendment No. 1 to Alkermes Clinical Partners, L.P. Agreement of Limited
                           Partnership, dated as of September 29, 1992 (Incorporated by reference to Exhibit
                           10.22(a) to the Registrant's Registration Statement on Form S-4, as amended (File
                           No. 33-54932)).

         10.14(b)          Amendment No. 2 to Alkermes Clinical Partners, L.P. Agreement of Limited
                           Partnership, dated as of March 30, 1993 (Incorporated by reference to Exhibit
                           10.22(b) to the Registrant's Registration Statement on Form S-3, as amended (File
                           No. 33-64964)).

         10.15             Class A Note of Alkermes Development Corporation II, dated April 10, 1992, to
                           PaineWebber Development Corporation in the amount of $100.00 (Incorporated by reference to Exhibit 10.24 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1992).

         10.16             License Agreement, dated as of April 14, 1999, by and between Genentech, Inc. and
                           Alkermes Controlled Therapeutics, Inc. (Incorporated by reference to Exhibit 10.18 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 1999).**

         10.17             Manufacture and Supply Agreement, entered into April 5, 2001, by and between
                           Alkermes, Inc. and Genentech, Inc. (Incorporated by reference to Exhibit 10.16 to the Registrant's Report on Form 10-K for the fiscal year ended March 31, 2001).****

         10.18             License Agreement, dated as of February 13, 1996, between Medisorb Technologies
                           International L.P. and Janssen Pharmaceutica International (United States)
                           (assigned to Alkermes Controlled Therapeutics Inc. II in March 1996) (Incorporated
                           by reference to Exhibit 10.19 to the Registrant's Report on Form 10-K for the
                           fiscal year ended March 31, 1996).***

         10.19             License Agreement, dated as of February 21, 1996, between Medisorb Technologies
                           International L.P. and Janssen Pharmaceutica International (worldwide except the
                           United States) (assigned to Alkermes Controlled Therapeutics Inc. II in March 1996)
                           (Incorporated by reference to Exhibit 10.20 to the Registrant's Report on Form 10-K
                           for the fiscal year ended March 31, 1996).***

         10.20             Manufacturing and Supply Agreement, dated August 6, 1997, by and among Alkermes
                           Controlled Therapeutics Inc. II, Janssen Pharmaceutica International and Janssen
                           Pharmaceutica Inc. (Incorporated by reference to Exhibit 10.19 to the Registrant's
                           Report on Form 10-K for the fiscal year ended March 31, 2002).+

         10.20(a)          Letter Agreement and Exhibits to Manufacturing and Supply Agreement, dated February
                           1, 2002, by and among Alkermes Controlled Therapeutics Inc. II, Janssen
                           Pharmaceutica International and Janssen Pharmaceutica Inc. (Incorporated by
                           reference to Exhibit 10.19(a) to the Registrant's Report on Form 10-K for the
                           fiscal year ended March 31, 2002).+

         10.20(b)          Addendum to Manufacturing and Supply Agreement, dated August 2001, by and among
                           Alkermes Controlled Therapeutics Inc. II, Janssen Pharmaceutica International and
                           Janssen Pharmaceutica Inc. (Incorporated by reference to Exhibit 10.19(b) to the
                           Registrant's Report on Form 10-K for the fiscal year ended March 31, 2002).+

         10.21             Patent License Agreement, dated as of August 11, 1997, between Massachusetts
                           Institute of Technology and Advanced Inhalation Research, Inc., as amended
                           (Incorporated by reference to Exhibit 10.25 to the Registrant's Report on Form 10-K
                           for the fiscal year ended March 31, 1999).**

         10.22             Letter Agreement, dated September 27, 1996, by and among Fleet National Bank,
                           Alkermes Controlled Therapeutics, Inc., Alkermes Controlled Therapeutic Inc. II and
                           the Registrant (Incorporated by reference to Exhibit 10.3 to the Registrant's
                           Report on Form 10-Q for the quarter ended September 30, 1996).

         10.23(a)          Second Loan Supplement and Modification Agreement, dated as of March 19, 1998, by and among Fleet National Bank, Alkermes Controlled Therapeutics, Inc., Alkermes
                           Controlled Therapeutics Inc. II and the Registrant (Incorporated by reference to
                           Exhibit 10.29(b) to the Registrant's Report on Form 10-K for the fiscal year ended
                           March 31, 1998).

         10.23(b)          Third Loan Supplement and Modification Agreement, dated as of September 24, 1998, by and among Fleet National Bank, Alkermes Controlled Therapeutics, Inc., Alkermes
                           Controlled Therapeutics Inc. II and the Registrant (Incorporated by reference to
                           Exhibit 10.1 to the Registrant's Report on Form 10-Q for the quarter ended
                           September 30, 1998).

         10.24             Security Agreement, dated as of September 27, 1996, from the Registrant, Alkermes
                           Controlled Therapeutics, Inc. and Alkermes Controlled Therapeutic Inc. II to Fleet
                           National Bank (Incorporated by reference to Exhibit 10.4 to the Registrant's Report on Form 10-Q for the quarter ended September 30, 1996).

         10.25             Pledge Agreement, dated as of September 27, 1996, from the Registrant to Fleet
                           National Bank (Incorporated by reference to Exhibit 10.5 to the Registrant's Report on Form 10-Q for the quarter ended September 30, 1996).

         10.26             Mortgage and Security Agreement, dated as of September 27, 1996, from Alkermes
                           Controlled Therapeutics Inc. II to Fleet National Bank (Incorporated by reference to Exhibit 10.6 to the Registrant's Report on Form 10-Q for the quarter ended
                           September 30, 1996).

         10.27             Environmental Indemnity Agreement, dated as of September 27, 1996, from the
                           Registrant and Alkermes Controlled Therapeutics Inc. II to Fleet National Bank
                           (Incorporated by reference to Exhibit 10.7 to the Registrant's Report on Form 10-Q
                           for the quarter ended September 30, 1996).

         10.28             Promissory Note, dated March 19, 1998, from the Registrant, Alkermes Controlled
                           Therapeutics, Inc. and Alkermes Controlled Therapeutics Inc. II to Fleet National
                           Bank (Incorporated by reference to Exhibit 10.38 to the Registrant's Report on Form
                           10-K for the fiscal year ended March 31, 1998).

         10.29             Promissory Note, dated September 24, 1998, from the Registrant, Alkermes Controlled
                           Therapeutics, Inc. and Alkermes Controlled Therapeutics Inc. II to Fleet National
                           Bank ($11,000,000) (Incorporated by reference to Exhibit 10.2 to the Registrant's
                           Report on Form 10-Q for the quarter ended September 30, 1998).

         10.30             Promissory Note, dated September 24, 1998, from the Registrant, Alkermes Controlled
                           Therapeutics, Inc. and Alkermes Controlled Therapeutics Inc. II to Fleet National
                           Bank ($9,000,000) (Incorporated by reference to Exhibit 10.3 to the Registrant's
                           Report on Form 10-Q for the quarter ended September 30, 1998).

         10.31             Employment Agreement, entered into as of February 7, 1991, between Richard F. Pops and the Registrant (Incorporated by reference to Exhibit 10.12 to the Registrant's
                           Registration Statement on Form S-1, as amended (File No. 33-40250)).

         10.32             Change in Control Employment Agreement, dated as of December 19, 2000, between
                           Alkermes, Inc. and Richard F. Pops (Incorporated by reference to Exhibit 10.1 to the Registrant's Report on Form 10-Q for the quarter ended December 31, 2000).

         10.33             Change in Control Employment Agreement, dated as of December 19, 2000, between
                           Alkermes, Inc. and each of Raymond T. Bartus, J. Duncan Higgons, James L. Wright,
                           James M. Frates and Michael J. Landine and dated as of June 27, 2001, between
                           Alkermes, Inc. and David A. Broecker (Form of agreement incorporated by reference to Exhibit 10.2 to Registrant's Report on Form 10-Q for the quarter ended December
                           31, 2000).

         10.34             Employment Agreement, dated December 22, 2000 by and between David A. Broecker and the Registrant (Incorporated by reference to Exhibit 10.32 to the Registrant's
                           Report on Form 10-K for the fiscal year ended March 31, 2001).

         10.35             Stock Purchase Agreement, dated December 13, 2002, between Alkermes, Inc. and Eli
                           Lilly and Company (Incorporated by reference to Exhibit 4.2 to the Registrant's
                           Current Report on Form 8-K filed on December 16, 2002).

         12.1              Statement regarding computation of ratio of earnings to fixed charges.*

         21.1              Subsidiaries of Alkermes, Inc.*

         23.1              Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).*

         23.2              Consent of Deloitte & Touche LLP.

         24.1              Power of Attorney.*

         25.1              Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of State Street Bank and Trust Company.*

         99.1              Form of Letter of Transmittal.*

         99.2              Form of Notice of Guaranteed Delivery.*

         99.3              Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other
                           Nominees.*

         99.4              Form of Letter to Clients.*

         99.5              Guidelines for Certification of Taxpayer Identification Number on Substitute Form
                           W-9.*


---------------

*     Previously filed.

** Confidential status has been granted for certain portions thereof pursuant to a Commission Order granted August 19, 1999. Such provisions have been filed separately with the Commission.

*** Confidential status has been granted for certain portions thereof pursuant to a Commission Order granted September 3, 1996. Such provisions have been filed separately with the Commission.

**** Confidential status has been granted for certain portions thereof pursuant to a Commission Order granted September 27, 2001. Such provisions have been filed separately with the Commission.

+ Confidential status has been granted for certain portions thereof pursuant to a Commission Order granted September 16, 2002. Such provisions have been filed separately with the Commission.